SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON D.C. 20549

                      SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
                        Exchange Act of 1934

(X)   Filed by the Registrant
( )   Filed by a Party other than the Registrant

Check the appropriate box:
( )   Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
(X)   Definitive Proxy Statement
( )   Definitive Additional Materials
( )   Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12


                     Kenan Transport Company
-------------------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
(X)   No fee required.
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1) Title of each class of securities to which transaction applies:
      2)    Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _/
      4)    Proposed maximum aggregate value of transaction:
      5)    Total fee paid:

_/ Set forth the amount on which the filing fee is calculated and state how it was determined.

( )   Fee previously paid with preliminary materials
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)    Amount Previously Paid:
      2)    Form, Schedule or Registration Statement No.:
      3)    Filing Party:
      4)    Date Filed:

                     KENAN TRANSPORT COMPANY
                   CHAPEL HILL, NORTH CAROLINA
              ----------------------------------------
              Notice of Annual Meeting of Shareholders

                           May 5, 1997
              ----------------------------------------

   The Annual Meeting of the Shareholders of KENAN TRANSPORT COMPANY, a North Carolina corporation, will be held at The Kenan Center, Bowles Drive (adjacent to the Dean Smith Student Activities Center), Chapel Hill, North Carolina, at 10:00 A.M. local time on Monday, May 5, 1997, for the following purposes:

  (1) To elect a Board of Directors for the ensuing year;
  (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

   It is requested that you read carefully this Notice of Annual Meeting and the accompanying Proxy Statement for information on the matters to be considered and acted upon.

   The Board of Directors of the Company has fixed the close of business on March 3, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   Information relating to the Company's activities and operations during the fiscal year ended December 31, 1996 is contained in the Company's Annual Report, which is enclosed.

   Your Proxy is enclosed. You are cordially invited to attend the meeting in person, but if you do not expect to attend, please date and sign your Proxy and return it promptly in the enclosed envelope.


WILLIAM L. BOONE
Secretary

March 27, 1997
Chapel Hill, North Carolina

                      KENAN TRANSPORT COMPANY
                          P.O. Box 2729
                 Chapel Hill, North Carolina  27515-2729
                 ---------------------------------------
                          PROXY STATEMENT
                 ---------------------------------------
                       GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of KENAN TRANSPORT COMPANY (the "Company") for the Annual Meeting of the Shareholders to be held on May 5, 1997 at 10:00 A.M. local time at The Kenan Center, Bowles Drive (adjacent to the Dean Smith Student Activities Center), Chapel Hill, North Carolina. This Proxy Statement and the accompanying Proxy were mailed on or about March 31, 1997.

   Holders of record of shares of the Common Stock of the Company at the close of business on March 3, 1997, will be entitled to vote at the Annual Meeting of Shareholders.

   Shareholders who execute and return proxies will retain the right to revoke them at any time before they are voted. When executed and not so revoked, proxies will be voted in accordance therewith.

   The solicitation of proxies by the Board of Directors will be by mail. The total expense of such solicitation will be borne by the Company and will include reimbursement of brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Further solicitation of proxies may be made by telephone or oral communication with some shareholders of the Company following the original solicitation. All such further solicitation will be made by regular employees of the Company who will not be additionally compensated therefor, or by its transfer agent, and the cost will be borne by the Company.


                 OUTSTANDING SECURITIES AND VOTING RIGHTS

   Only shareholders of record at the close of business on March 3, 1997 will be entitled to notice of and to vote at the Annual Meeting. On such date, the number of outstanding shares of Common Stock, no par value, was 2,389,497. Each Share of Common Stock is entitled to one vote.






   The enclosed Proxy is designed to permit each shareholder of record at the close of business on the record date to vote in the election of directors and on other matters coming before the meeting. Two directors of the Company, Thomas S. Kenan, III and Lee P. Shaffer, have been designated as proxies to vote shares in accordance with the instructions on the Proxy.


                          PRINCIPAL SHAREHOLDERS

   The following information shows the ownership on March 3, 1997, of the Company's Common Stock by each person who owned of record, or was known by the Company to own beneficially, more than five percent (5%) of such stock:

                                      Shares Owned
Name and Address                      Beneficially      Percent
----------------------------      -------------------  ---------

Frank H. Kenan 1988 Trust (1)          863,960           36.2%
100 Europa Drive, Suite 525
Chapel Hill, NC  27514

1965 Sarah Graham Kenan Trust (2)      300,000           12.6%
9 West 57th Street
New York, NY 10019

Quest Advisory Corp. (3)               166,570           7.0%
1414 Avenue of Americas
New York, NY  10019

Lee P. Shaffer                         159,598           6.7%
P.O. Box 2729
Chapel Hill, NC  27515-2729


(1) On May 31, 1996, Frank Kenan transferred the shares of common stock referenced above to the Frank H. Kenan 1988 Trust. There are six trustees of the Trust, each of whom may be deemed to own beneficially the shares of common stock held thereby. The trustees are






      Elizabeth P. Kenan, Thomas S. Kenan, III, Owen G. Kenan, Elizabeth Kenan Howell, Annice H. Kenan and Braxton Schell.

(2) There are four trustees of the 1965 Sarah Graham Kenan Trust, each of whom may be deemed to own beneficially the shares of common stock held thereby. The trustees are Thomas S. Kenan, III, Owen G. Kenan, Elizabeth Kenan Howell and Morgan Guaranty Trust Company of New York.

(3) According to a report on Schedule 13G, dated February 3, 1977, filed with the Securities and Exchange Commission by Quest Advisory Corp.
      -----------------------




































                    SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock, as of March 3, 1997, by its directors, nominees for election as directors, named executive officers and by all directors and executive officers as a group:


     Name of              Officer, Director       Shares Owned
  Beneficial Owner        and/or Nominee          Beneficially     Percent
--------------------      -------------------  ------------------  -------

Lee P. Shaffer            Officer, Director     159,598               6.7%
Owen G. Kenan             Officer, Director      32,820 (1)(2)        1.4%
Thomas S. Kenan, III      Officer, Director      39,980 (1)           1.7%
William L. Boone          Officer                38,531               1.6%
L. Avery Corning          Officer                     0                 *
Gary J. Knutson           Officer                 7,134                 *
John E. Krovic            Officer                 1,241                 *
William C. Friday         Director                2,500                 *
William O. McCoy          Director                    0                 *
Paul J. Rizzo             Director                    0                 *
Braxton Schell            Director                  700 (3)             *
Paul Wright, Jr.          Director                3,175                 *
Kenneth G. Younger        Director                    0                 *

All Directors and Executive
Officers as a Group (15 Persons)                287,188 (1)          12.0%

* Represents less than 1%.


(1) The shares shown as beneficially owned by Owen G. Kenan, Thomas S. Kenan, III and all directors and executive officers as a group, do not include 1,163,960 shares owned by trusts of which Owen G. Kenan and Thomas S. Kenan, III are beneficiaries as well as trustees, and 3,900 shares held by The Kenan Family Foundation, a nonprofit corporation of which each is a director. These 1,163,960 and 3,900 shares, together with the shares shown as owned beneficially by Owen
      G. Kenan, Thomas S. Kenan, III and all directors







      and executive officers as a group, aggregate to 1,200,680, 1,207,840 and 1,455,048 shares owned beneficially, respectively, and constitute 50.2%, 50.5% and 60.9% of the total number of outstanding shares, respectively.

(2) Includes 1,380 shares owned by Owen G. Kenan's wife, 10,950 shares held by his wife as custodian for their children under the Uniform Gifts to Minors Act and 11,490 shares held by a trust of which Owen
      G. Kenan serves as trustee.

(3) Does not include 863,960 shares held by a trust of which Mr. Schell serves as trustee.
      --------------------


                SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE


   Under federal securities laws, the Company's directors, its executive officers, and any persons holding more than 10 percent of the Company's stock are required to report their ownership of the Company's stock, as well as any changes in that ownership, to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure during fiscal year 1996 to file such reports in a timely fashion. All of these filing requirements were satisfied by its directors, officers and 10 percent shareholders, except that certain filings required to be made upon the death of Frank H. Kenan by certain of the trustees of the Frank H. Kenan 1988 Trust who are not also directors or officers of the Company were inadvertently made late.


















                          ELECTION OF DIRECTORS

   At the meeting, the shareholders will elect the Company's directors. The Board of Directors has set the number of directors to be elected at the 1997 Annual Meeting at nine. All members of the present Board are nominees for election to hold office until the next annual meeting of the shareholders and until their successors have been duly elected. The nominees will be elected if they receive a plurality of the votes cast for their election. Broker nonvotes will not affect the election results if a quorum is present.

   If the enclosed Proxy is duly executed and received in time for the meeting and if no contrary specifications are made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for the nine persons nominated for election as directors of the Company. If any nominee should refuse or be unable to serve, the Proxy will be voted for such persons as shall be designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.



                 Information About Nominees for Directors

   The following information is furnished with respect to nominees:

                                  Principal Occupation; Business
                                    Experience Past Five Years;
  Name; Period Served               Other Directorships and Age
------------------------   -----------------------------------------------

Thomas S. Kenan, III (1)   Chairman of the Board of Directors since July
  Director Since 1964      1996; President, The Westfield Company, Durham,
                           NC. Age 59.

Owen G. Kenan (1)          Vice Chairman of the Board of Directors since
  Director Since 1978      July 1996; President and Chief Executive
                           Officer, Kenan Enterprises, Inc. and Kenan Oil
                           Company, Inc., Chapel Hill, NC; Director,
                           Central Carolina Bank & Trust Company. Age 53.

William C. Friday          President, The William R. Kenan Jr. Fund,
  Director Since 1978      Chapel Hill, NC. Age 76.




                                  Principal Occupation; Business
                                    Experience Past Five Years;
  Name; Period Served               Other Directorships and Age
------------------------   -----------------------------------------------

William O. McCoy           Vice President-Finance, The University
 Director Since 1996       of North Carolina, General Administration;
                           Former Vice Chairman, BellSouth Corporation-
                           Telecommunications (1984-1994); Director,
                           Carolina Power & Light Company; Director, The
                           Liberty Corporation; Director, The Weeks
                           Corporation; Director, Fidelity Investments.
                           Age 63.

Paul J. Rizzo              Chairman, Franklin Street Partners, Chapel
 Director Since 1996       Hill, NC; Vice Chairman, IBM Corporation (1993-
                           1994); Dean, Kenan-Flagler Business School,
                           University of North Carolina (1987-1992);
                           Director, Morgan Stanley; Director, Ryder
                           Systems; Director, McGraw-Hill Companies, Inc.;
                           Director, Johnson & Johnson. Age 69.

Braxton Schell             Attorney-at-Law, Schell Bray Aycock Abel
  Director Since 1986      & Livingston P.L.L.C., Greensboro, NC.
                           Age 74.

Lee P. Shaffer             President of the Company since 1975; Chief
  Director Since 1967      Executive Officer of the Company since July
                           1996; Chief Operating Officer of the Company
                           (1975-1996). Age 58.

Paul Wright, Jr.           Retired, Former Vice Chairman of the Board of
  Director Since 1971      Central Carolina Bank & Trust Company, Durham,
                           NC. Age 85.

Kenneth G. Younger         Retired, Former Chairman and Chief Executive
  Director Since 1996      Officer of Carolina Freight Corporation
                           (1977-1990; 1993-1994). Age 71.


      (1)   Thomas S. Kenan, III and Owen G. Kenan are brothers.
            -------------------------------







                  Board of Directors and Board Committees

   The Board of Directors met three times during 1996. All directors attended the meetings. In addition, the Board took action by unanimous written consent five times during 1996. The Board of Directors of the Company has an Audit Committee, a Compensation Committee and an Executive Committee. The Board of Directors has no standing nominating committee.

   The members of the Audit Committee are William C. Friday, Paul Wright, Jr. and William O. McCoy. Prior to his death, Frank H. Kenan also served on the Committee, and after his death, he was replaced by Mr. McCoy. The purpose of the Committee is to assist the Board of Directors in assuring that the Company's financial reports are fairly presented and accurate, that there is an adequate system of internal accounting controls and that the auditors are independent and effectively performing their duties. The Audit Committee met twice during 1996.

   The members of the Compensation Committee are Thomas S. Kenan, III, William C. Friday, Braxton Schell and Paul Wright, Jr. The Committee recommends compensation for executive officers of the Company. The Committee took action by unanimous written consent twice during 1996. See "Compensation Committee Report" and "Compensation Committee Interlocks and Insider Participation."

   The members of the Executive Committee are Owen G. Kenan, Thomas S. Kenan, III and Lee P. Shaffer. The Committee may exercise all the authority of the Board of Directors in the management and affairs of the Company, except that the Committee may not authorize distributions; approve or propose to shareholders action that North Carolina law requires be approved by shareholders; fill vacancies on the Board of Directors or on any committee; amend the Articles of Incorporation; adopt, amend, or repeal bylaws; approve a plan of merger not requiring shareholder approval; authorize or approve reacquisition of shares of capital stock of the Company, except according to a formula or method prescribed by the Board of Directors; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares. The Executive Committee took action by unanimous written consent five times during 1996.










                         Compensation of Directors

   During 1996, Thomas S. Kenan, III was paid a retainer of $33,333 (prorated from an annual retainer of $50,000) for his services as Chairman of the Board. Until July 1, 1996, each director who was not also an employee of the Company was paid an annual retainer of $1,000 plus an additional $1,000 for each committee of the Board of Directors on which he served. After July 1, each outside director is to be paid an annual retainer of $6,000 plus an additional 41,500 for each meeting of the Board or meeting of a Board Committee that he attends.

                            Certain Transactions

   The Company leased its corporate offices in University Square at 143 West Franklin Street in Chapel Hill, North Carolina from Frank Kenan in 1995. Under a five-year lease that became effective January 1, 1995, annual base lease payments for 18,892 square feet of office space in years 1995 through 1999 are $283,380, $289,048, $294,715, $300,383 and $306,050,
respectively. Based upon studies performed by the Company of rental rates for comparable facilities, the Company is satisfied that the rent paid does not exceed market rates in the area. The property is now owned by the Frank H. Kenan 1988 Trust.

   Braxton Schell is a partner in Schell Bray Aycock Abel & Livingston P.L.L.C., a law firm that provides legal services to the Company.























                  EXECUTIVE COMPENSATION AND RELATED MATTERS

   The following table sets forth the annual compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and the next four most highly compensated executive officers for fiscal 1996 ("Named Executive Officers") of the Company for the years ended December 31, 1996, 1995 and 1994:

                     Summary Compensation Table

                                            Annual
                                         Compensation
                                   -----------------------     All Other
   Name and Principal                 Salary      Bonus       Compensation
       Position               Year     ($)       (2) ($)         (3) ($)
-------------------------     ----   ---------   ---------    ------------

Frank H. Kenan, (1)           1996          --          --              --
  Former Chairman, Chief      1995          --          --              --
  Executive Officer           1994          --          --              --

Lee P. Shaffer, (1)           1996     279,500      60,372         102,146
  President, Chief            1995     271,400     100,000          56,918
  Executive Officer           1994     261,000     237,808          49,911


William L. Boone,             1996     158,000      34,128          53,056
  Vice President-Finance      1995     153,400          --          23,279
  Secretary, Treasure         1994     151,094      77,880          23,862

L. Avery Corning,             1996     116,400      25,142          15,326
  Vice President-             1995     113,000          --           7,280
  Operations and Sales        1994      14,125          --              --

Gary J. Knutson,              1996     101,400      21,902          19,410
  Vice President-             1995      98,500          --          12,102
  Marketing                   1994      94,139      48,840          12,504

John E. Krovic,               1996      97,300      21,017          13,447
  Vice President-Human        1995      91,800          --           7,452
  Resources and Safety        1994      83,500      44,088           9,124








(1) Lee P. Shaffer was elected Chief Executive Officer of the Company on July 2, 1996 following the death of Frank H. Kenan on June 4, 1996.

(2) Includes the fair market value (as determined by the Plan) of stock to be awarded in 1997 under the Company's Stock Bonus Plan for the 1996 fiscal year.

(3) Other compensation includes benefits paid or accrued by the Company pursuant to the Company's Profit Sharing Retirement Plan (PSRP) and Supplemental Executive Retirement Plan (SERP). Other compensation also includes the value of split dollar life insurance premiums paid on behalf of executive officers under a Senior Management Life Insurance Plan (SMLIP). Plan benefits paid and/or accrued for the year ended December 31, 1996 are presented below:


                                 PSRP        SERP      SMLIP
              Name               ($)         ($)        ($)
       -----------------------   ----        ----      ------
       Lee P. Shaffer            8,700      53,384     40,062
       William L. Boone          8,700      19,057     25,299
       L. Avery Corning          4,656       5,944      4,726
       Gary J. Knutson           5,881       8,663      4,866
       John E. Krovic            5,643       4,682      3,122
-----------------


                      Compensation Committee Report

   The Compensation Committee of the Board of Directors is responsible for the Company's compensation policy, salary levels and incentive programs for executives. By working with senior management and reviewing available industry information, the Committee monitors executive compensation to fulfill the objectives set forth below.

Compensation Philosophy
-----------------------

   The Company maintains a compensation program that provides executive employees with base salaries at competitive market levels and the opportunity to earn incentive




compensation when targeted performance goals are achieved. For certain executive employees, a portion of the annual incentive compensation is in the form of stock. In addition, the Company offers retirement benefits to its executives in the form of a Profit Sharing Plan, a Supplemental Executive Retirement Plan and a Senior Management Life Insurance Plan. Through these three forms of compensation, the Company seeks to attract, motivate and retain executives who can contribute to the success of the business and to afford these executive employees the opportunity to earn an ownership interest in the Company and thereby align the interests of management with those of shareholders.

Salary
------
   In establishing salary levels for executives, the Committee annually monitors salaries at other businesses through two broad-based wage surveys, one of which is specific to the trucking industry. Salary levels are set to compare with averages as reported for similar-sized companies based on revenue.

   The Committee evaluates compensation levels by comparing the Company's performance results to performance results of competitors in the tank truck industry. Performance comparisons are based on profits, profit margins and operating ratios of the Company and its competitors as a group. According to the most recent industry data available, the operating ratio and profit margins of the Company compared favorably with those of other tank truck carriers.

Incentive Compensation
----------------------
   Under the Company's Stock Bonus Plan, selected officers and key executive employees may earn incentive compensation. Under this Plan, executives earn stock in the Company for years in which the Company's annual net income exceeds the average of the prior three years' net income. A maximum bonus for a participant in any year is 75% of salary. An executive may elect to receive up to 50% of the bonus for the year in cash, but, in order to provide management an ownership interest in the Company's success, at least 50% of the bonus for the year is payable in Company stock. The 1996 bonus awards, reported in the Summary Compensation Table, represent significant achievement by the executive officers of performance measures for the year. The Company also offers incentive compensation programs, linked to the achievement of performance targets, for managers who do not participate in the Stock Bonus Plan.






   Following the death of Frank Kenan, Lee P. Shaffer was appointed Chief Executive Officer of the Company. Mr. Shaffer's salary increased approximately 3% in 1996. In establishing Mr. Shaffer's salary level, the Committee considered the two wage surveys referenced hereinabove. In addition, upon the Company's achievement of its net income target, Mr. Shaffer was awarded a bonus of $60,372 under the Company's Stock Bonus Plan, which bonus represented approximately 22% of Mr. Shaffer's salary. Mr. Shaffer also received compensation from the Company's Profit Sharing Retirement Plan, Supplemental Executive Retirement Plan, and Senior Management Life Insurance Plan, as well as other benefits available to the Company's executives, in an aggregate amount of $102,146, which amount represented approximately 36% of Mr. Shaffer's salary.

   Salary levels for the other Named Executive Officers for 1996, 1995 and 1994 are reported in the Summary Compensation Table.

                 Thomas S. Kenan, III        Braxton Schell
                 William C. Friday           Paul Wright, Jr.



                    Compensation Committee Interlocks
                        and Insider Participation

   Braxton Schell, a member of the Company's Compensation Committee, is a partner of Schell Bray Aycock Abel & Livingston, P.L.L.C., a law firm that provides legal services to the Company.





















                          Performance Graph

   The following graph shows a five-year comparison of cumulative total shareholder returns for the Company, the Nasdaq Market Index and an index of peer companies. The comparison assumes a $100 investment on January 1, 1992 and reinvestment of dividends.


Measurement Period (MP)          Kenan
-----------------------        Transport         NASDAQ          Peer
(Fiscal Year Covered)           Company          Market          Group
-----------------------        ---------       ----------      ---------

MP - 01/01/92                   $100.00          $100.00        $100.00

FYE 12/31/92                     118.60           122.28         100.98
FYE 12/31/93                     149.51           138.51         121.13
FYE 12/31/94                     152.62           133.17         127.17
FYE 12/31/95                     183.24           112.90         164.96
FYE 12/31/96                     170.03           106.65         204.98


(1) The peer group chosen consists of companies listed under Standard Industrial Classification Code 4213 - trucking, except local.
























                    INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen LLP served as the independent public accountants for the Company in 1996 and they will be considered for appointment for 1997 at the Board of Directors' meeting following the meeting of shareholders. A representative of the firm will be in attendance at the shareholders' meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to shareholder questions.



                           OTHER MATTERS

   The Board of Directors knows of no other matters that may properly be, or which are likely to be, brought before the meeting; however, if any other matters are properly brought before the meeting, the persons who are named in the enclosed Proxy or their substitutes will vote in accordance with their best judgement on such matters.



                        SHAREHOLDER PROPOSALS

   Shareholder proposals to be presented at the next annual meeting of the Company's shareholders must be received by the Company at its principal offices, Fifth Floor, University Square-West, 143 West Franklin Street, Chapel Hill, North Carolina 27516-3910, on or before November 28, 1997 in order to be included in the Company's next Proxy Statement for such annual meeting.


By Order of the Board of Directors


WILLIAM L. BOONE
Secretary

March 27, 1997
Chapel Hill, North Carolina









                               APPENDIX

              PROXY SOLICITED BY THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                        KENAN TRANSPORT COMPANY

The undersigned having received Notice of Meeting and Proxy Statement dated March 27, 1997, hereby appoints THOMAS S. KENAN, III and LEE P. SHAFFER, and each or either of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote as designated below, all shares of Common Stock of KENAN TRANSPORT COMPANY, which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Company to be held on May 5, 1997 at The Kenan Center, Bowles Drive, Chapel Hill, North Carolina at 10:00 A.M., local time or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED BELOW, THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR.

(1)   ELECTION OF DIRECTORS
      [ ] FOR all nominees listed below; except vote withheld for the nominees whose names are written in the space below

      [ ]   WITHHOLD AUTHORITY to vote for all nominees listed below

    WILLIAM C. FRIDAY         WILLIAM O. McCOY        LEE P. SHAFFER
    OWEN G. KENAN             PAUL J. RIZZO           PAUL WRIGHT, JR.
    THOMAS S. KENAN           BRAXTON SCHELL          KENNETH G. YOUNGER

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
--------------------------------------------------------------------------

                     (Continued on Reverse Side)

                    (Continued from Reverse Side)

(2) In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

                              Dated               , 1997
                                    --------------
                                                            Signature
                            -----------------------------
                                                            Signature
                            -----------------------------


Please sign the Proxy exactly as name appears. Joint owners should each sign. Trustees and other signing in a representative capacity should indicate the capacity in which they sign.
--------------------------------------------------------------------------
PLEASE MARK, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
--------------------------------------------------------------------------